UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2010

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Allscripts Healthcare Solutions, Inc. (“Allscripts”) held its 2010 Annual Meeting of Stockholders on November 4, 2010. At the meeting, Allscripts’ stockholders (i) elected all ten of the Allscripts’ director nominees, (ii) approved an amendment to the Allscripts-Misys Healthcare Solutions, Inc. Employee Stock Purchase Plan to, among other items, increase the number of shares available for grant thereunder by 250,000 and (iii) ratified the appointment of PricewaterhouseCoopers LLP to serve as Allscripts’ independent registered public accounting firm for the seven month period ending December 31, 2010. The results of the vote at the meeting were as follows:

Proposal No. 1 — Election of Directors

Name	Votes For	Withheld	Broker Non-Votes
Dennis Chookaszian	128,241,418	2,317,703	22,589,082
Eugene V. Fife	128,570,214	1,988,907	22,589,082
Marcel L. “Gus” Gamache	128,627,219	1,931,902	22,589,082
Philip D. Green	119,007,915	11,551,206	22,589,082
Edward A. Kangas	129,444,084	1,115,037	22,589,082
John King	128,577,030	1,982,091	22,589,082
Michael J. Kluger	127,503,116	3,056,005	22,589,082
Philip M. Pead	127,646,665	2,912,456	22,589,082
Glen Tullman	127,704,295	2,854,826	22,589,082
Stephen Wilson	127,657,983	2,901,138	22,589,082

Proposal No. 2 — Approval of the Amendment to the Allscripts-Misys Healthcare Solutions, Inc. Employee Stock Purchase Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
128,020,686	1,062,615	1,475,820	22,589,082

Proposal No. 3 — Ratification of PricewaterhouseCoopers LLP

Votes For	Votes Against	Abstentions
152,506,239	461,659	180,305

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: November 4, 2010	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer